EXHIBIT 5.1

OPINION OF SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP

March 2, 2012

Duff & Phelps Corporation
55 East 52nd Street, 31st Floor
New York, New York 10055

Re: Duff & Phelps Corporation Common Stock Offering

Ladies and Gentlemen:
We have acted as special counsel to Duff & Phelps Corporation, a Delaware corporation (the “Company”), in connection with the (a) the sale by the Company of 3,201,922 shares (the “Firm Shares”) of the Company's Class A common stock, par value $0.01 per share (the “Class A Common Stock”), and up to an additional 505,568 shares of Class A Common Stock (the “Option Shares”) at the Underwriter's option to purchase additional shares, and (b) the sale by Shinsei Bank, Limited, a Japanese Corporation (the “Selling Stockholder”), of 1,298,078 shares of Class A Common Stock (the “Secondary Firm Shares”), and up to an additional 169,432 shares of Class A Common Stock (the “Secondary Option Shares” and together with the Secondary Firm Shares, the “Secondary Shares”) at the Underwriter's option to purchase additional shares, pursuant to the Underwriting Agreement, dated February 27, 2012, among the Company, the Selling Stockholder and Goldman, Sachs & Co., as the sole underwriter (the “Underwriter”). The Firm Shares, the Secondary Shares and the Option Shares are collectively referred to herein as the “Securities.”
This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).
In rendering the opinions set forth herein, we have examined and relied on originals or copies of the following:
(a)    the registration statement on Form S-3 (File No. 333-162551) of the Company relating to the Securities and other securities of the Company filed with the Securities and Exchange Commission (the “Commission”) on October 16, 2009 under the Securities Act allowing for delayed offerings pursuant to Rule 415 of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”) and the information deemed to be a part of the registration statement pursuant to Rule 430B of the Rules and Regulations, and the Notice of Effectiveness of the Commission posted on its website declaring such registration statement effective on October 26, 2009 (such registration statement being hereinafter referred to as the “Registration Statement”);
(b)    the prospectus, dated October 26, 2009, which forms a part of and is included in the Registration Statement;

Duff & Phelps Corporation
March 2, 2012

(c)    the final prospectus supplement, dated February 27, 2012, relating to the offering of the Securities, in the form filed by the Company pursuant to Rule 424(b) of the Rules and Regulations;
(d)    the free writing prospectus, dated February 27, 2012, in the form filed by the Company pursuant to Rule 433 of the Rules and Regulations;
(e)    an executed copy of the Underwriting Agreement;
(f)    an executed copy of a certificate of Edward S. Forman, Secretary of the Company, dated the date hereof (the “Secretary's Certificate”);
(g)    a copy of the Amended and Restated Certificate of Incorporation of the Company, dated August 31, 2007, certified by the Secretary of State of the State of Delaware, as of February 21, 2012, and certified pursuant to the Secretary's Certificate;
(h)    a copy of the Amended and Restated By-Laws of the Company, adopted August 31, 2007, certified pursuant to the Secretary's Certificate; and
(i)    a copy of certain resolutions of the Board of Directors of the Company, adopted July 18, 2007, February 18, 2009, April 22, 2009, October 5, 2009 and February 27, 2012 related to the issuance and sale of the Firm Shares and the Option Shares and the original issuance and sale of the Secondary Shares and related matters, each certified pursuant to the Secretary's Certificate.
We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company, and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.
In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, including endorsements, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, conformed or photostatic copies and the authenticity of the originals of such copies. In making our examination of documents executed or to be executed, we have assumed that the parties thereto, other than the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents, and the validity and binding effect thereof on such parties. In addition, we have assumed that the issuance and sale of the Firm Shares and the Option Shares and the sale of the Secondary Shares do not, violate, conflict with or constitute a default under (i) any agreement or instrument to which the Company is subject, (ii) any law, rule or regulation to which the Company is subject (other than Opined on Law, as defined below), (iii) any judicial or regulatory order or decree of any governmental authority (other than those under Opined on Law) or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority (other than those under Opined on Law). As to any facts material to the opinions expressed herein that we have not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

Duff & Phelps Corporation
March 2, 2012

Our opinions set forth herein are limited to the provisions of the Delaware General Corporation Law and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”). We do not express any opinion with respect to the laws of any jurisdiction other than Opined on Law or as to the effect of any such non-Opined on Law on the opinions herein stated.
In rendering the opinion set forth in paragraph 3 below, we have assumed that the Company has received the entire amount of the consideration contemplated by the resolutions of the Board of Directors of the Company authorizing the issuance of the Secondary Shares.
Based upon and subject to the foregoing and to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

1.	The Firm Shares have been duly authorized, validly issued and are fully paid and non-assessable.

2.
The Option Shares have been duly authorized and, assuming the due and proper exercise of the Underwriter's option to purchase additional shares, the Option Shares will be validly issued, fully paid and non-assessable.

3.	The Secondary Shares have been have been validly issued and are fully paid and non-assessable.
We hereby consent to the filing of this opinion with the Commission as an exhibit to the Company's Current Report on Form 8-K being filed on the date hereof, and incorporated by reference into the Registration Statement. We also hereby consent to the reference to our firm under the caption “Validity of Class A Common Stock” in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP